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                                  Exhibit 23.2

                   Consent of Independent Public Accountants
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our report dated April 3, 1998, accompanying the consolidated financial statements of Harry's Farmers Market, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended January 28, 1998 which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



GRANT THORNTON LLP



Atlanta, Georgia,
May 29, 1998